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                                                     Exhibit 23 (a)


                     CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in The Travelers Life and Annuity Company and The Travelers Insurance Company Registration Statement on Form S-2 of our report dated September 16, 1994, relating to our audit of the statements of operations and retained earnings and cash flows of The Travelers Life and Annuity Company for the year ended Decemger 31, 1993, and our report dated January 24, 1994, relating to our audit of the consolidated statements of operations and retained earnings and cash flows of The Travelers Insurance Company and Subsidiaries for the year ended December 31, 1993, included in the respective Forms 10-K for the year ended December 31, 1995. We also consent to the reference to our Firm as experts in accounting and auditing under the caption "Experts".



/s/COOPERS & LYBRAND L.L.P.
---------------------------
Coopers & Lybrand L.L.P.


Hartford, Connecticut
November 6, 1996